UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 17, 2021

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, Suite 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2021, COMSovereign Holding Corp. (the “Company,” “we,” “us,” or “our company”) entered into a Share Purchase Agreement dated as of August 17, 2021 (the “Purchase Agreement”) among our company, Saguna Networks Ltd., a company organized under the laws of the State of Israel (“Saguna”), the holders of common shares of SNL that are parties thereto, which hold approximately 97.6% of the voting power of the outstanding capital stock of Saguna, and Ben Weiss, solely in his capacity as the representative of the shareholders of SNL, pursuant to which, subject to the terms and conditions of the Purchase Agreement we will purchase all of the issued and outstanding share capital of SNL.

Pursuant to the terms of the Purchase Agreement, at the completion of the transactions contemplated by the Purchase Agreement, we will acquire all of the issued and outstanding capital stock and options to purchase capital stock of Saguna for a purchase price consisting of $38,157 in cash and an aggregate of approximately 6,487,159 shares of our common stock, par value $0.0001 per share (the “Common Stock”). Approximately 4,486,255 shares of Common Stock of the acquisition consideration will be issued to lenders or other counterparties in satisfaction of certain outstanding loan and contractual obligations of Saguna. In addition, we will pay certain of Saguna’s third-party expenses in connection with the transactions contemplated by the Purchase Agreement in an amount not to exceed $70,000. An aggregate of approximately 1,297,432 shares of the Common Stock issuable by us will be held in an escrow fund for purposes of satisfying any post-closing indemnification claims of the current Saguna security holders under the Purchase Agreement.

Saguna, based in Yokneam, Israel, is the software developer behind the award-winning SAGUNA Edge Cloud, which transforms communication networks into powerful cloud-computing infrastructures for applications and services including augmented and virtual reality, IoT, edge analytics, high-definition video, connected cars, autonomous drones and more. Saguna allows these next-generation applications to run closer to the user in a wireless network, dramatically cutting down on latency, which is a fundamental and critical requirement of 5G. Saguna’s Edge Cloud operates on general purpose computing hardware but can be optimized to support the latest artificial intelligence (AI) and machine learning features through dedicated accelerators.

The Purchase Agreement contains customary representations, warranties and covenants of our company, on one hand, and Saguna, on the other hand, including, among others, covenants by Saguna with respect to the operations of Saguna during the period between execution of the Purchase Agreement and the completion of the transaction. The Purchase Agreement also provides that each party will indemnify the other party for breaches of the warranties and covenants of such party, as well as certain other matters, subject to certain specified limitations, including, among other things, limitations on the period during which a party may make certain claims for indemnification and limitations on the amounts for which a party may be liable.

Pursuant to the Purchase Agreement, the completion of the transaction is conditioned upon, among other things, our satisfaction and completion of the notification and bring along to the non-signing Saguna shareholders in accordance with Section 341 of the Israeli Companies Law, 1999, and other customary closing conditions. The notification and bring along of Section 341 of the Israeli Companies Law generally takes 30 days. The Purchase Agreement also provides for limited termination rights, including, among others, by the mutual consent of our company and Saguna, upon certain breaches of representations, warranties, covenants or agreements, and in the event the completion of the transaction has not been consummated before November 12, 2021, subject to the ability of the parties to extend under certain circumstances.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference thereto.

The Purchase Agreement has been filed as an exhibit hereto to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about our company or Saguna. The representations, warranties and covenants set forth in the Purchase Agreement were made solely between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Share Purchase Agreement, dated as of August 17, 2021, among COMSovereign Holding Corp., Saguna Networks Ltd., the shareholders of Saguna Networks Ltd. party thereto and Ben Weiss, as Shareholders’ Representative.

*	Schedules, exhibits and similar supporting attachments or agreements to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2021	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer

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